                 AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the"Agreement") is made and entered into on this 1st day of July, 1994 by and between Tyson Foods, Inc., an Arkansas corporation (the "Company"), and Donald J. Tyson, an individual and resident of Captiva, Florida ("Tyson"). This Agreement supersedes and replaces an earlier Employment Agreement between said parties dated December 7, 1990 and any and all oral arrangements related thereto or arising thereafter.

                           W I T N E S S E T H:

     WHEREAS, during Tyson's employment by the Company he has been primarily responsible for promoting the overall growth of the Company; and

     WHEREAS, the Board of Directors of the Company believes that the future services of Tyson will be of great value to the Company, and by this Agreement proposes to ensure his continued employment; and

     WHEREAS, Tyson hereby expresses his willingness to continue in the employment of the Company as is hereby provided;

     NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Period of Active Employment. Tyson shall continue in the active employment of the Company until December 31, 1995 (the "Initial Term"), which employment shall be automatically extended for successive periods of one year, commencing on January 1, 1996, and each January 1 thereafter (the "Anniversary Date") following said Initial Term; provided however, that said employment may be terminated upon written notice by either party at least 10 days prior to any Anniversary Date (the "Termination Date").

     2. Duties. During the period of this contract, and subject to the limitations hereinafter expressed, Tyson agrees to serve the Company faithfully and to the best of his ability, under the direction of the Board of Directors of the Company, devoting his time, energy and skill to the management of the Company's business.













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     3. Compensation. The Company agrees to pay to Tyson during the period of his active employment, as defined in Section 1 above, as regular salary for his full time services, the sum of Seven Hundred Twenty Thousand Dollars ($720,000) per annum, payable in equal monthly installments, subject to adjustment at any time by mutual agreement of the parties hereto. Additional annual compensation may be paid Tyson from time to time by majority vote of the Compensation Committee of the Board of Directors of the Company, with members of the Tyson family or any other interested director abstaining.

     4. Disability. If, while in the full time employ of the Company, Tyson becomes disabled to the extent that he is no longer capable of performing his services fully as herein contemplated, the Company shall pay to him an annual salary, in equal monthly installments, which is equal to the lessor of (i) one-half (1/2) of his average total annual compensation
(i.e., regular salary plus bonuses) for the three year period immediately prior to the date of his disability of (ii) $ 720,000, increased (but not decreased) annually hereafter by the same percentage as the percentage increase, if any, in the Consumer Price index; provided, however, that Tyson shall continue to perform during his disability such advisory and consultative services as his physical condition and circumstances permit; further provided, however, that the said disability shall have continued for a period of six (6) months before the Company may invoke this provision, said monthly period to begin to run as of the first day of the month following the month in which his disability occurs. As used herein, the term "Consumer Price Index" means the Consumer Price Index for All Urban Consumers (CPI-U), All Items, U.S. Average (1967=100), which is now compiled with the U.S. Department of Labor, and shall mean and include such other index or statistics as may succeed it, as adjusted to account for any change in the standard reference base year.

     5. Death. In the event of Tyson's death, while in the full time active employment of the Company, the Company shall pay to his three surviving children, John Tyson, Cheryl Tyson, and Carla Tyson, in equal shares, an annual sum, in equal monthly installments, equal to one-half (1/2) of Tyson's average annual regular salary for the three (3) year period immediately prior to his death. These payments shall continue for a period of ten (10) years from the date of Tyson's death.

     In the event of Tyson's death while drawing payments under the provisions of Paragraph 4, the Company shall pay to the same three surviving children in equal shares an annual sum, in equal monthly installments, which sum shall be the same as Tyson was drawing during his disability period, for a period of time which shall end ten (10) years from the date of Tyson's disability.

     6. Retirement. The Company hereby retains Tyson to perform and Tyson agrees to perform, during the period beginning with Tyson's retirement from full time active employment on the Termination Date, and continuing to the end of his life, such advisory and consultative services on a part time basis as may be required by the Board of Directors of the Company, subject, however, to the condition that Tyson shall not be required to render such services during periods of illness or other incapacity.



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     The Company shall pay Tyson and Tyson shall accept from the Company for his services during this period, annual compensation, payable in equal monthly installments, equal to the lesser of (i) one-half (1/2) of this average total annual compensation (i.e., regular salary plus any bonuses) for the three year period immediately prior to his retirement of (ii) $720,000 increased (but not decreased) annually hereafter by the same percentage as the percentage increases, if any, in the Consumer Price Index. If Tyson dies during the consultative period, the Company shall continue to pay to his same three surviving children the aforesaid monthly payments for a period of time which shall end ten (10) years from the date of Tyson's retirement.

     7. Restrictive Covenant. Tyson expressly agrees, as a condition to the performance by the Company of its obligations hereunder, that during the term of this agreement and during the further period providing for consultative services, he will not, directly or indirectly, enter into or in any manner take part in any business competitive with any business of the Company, without the prior written consent of the Company.

     8. Prohibition Against Assignment. Neither Tyson nor his children shall have the right to commute, encumber, or dispose of the right to receive payments hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable, and in the event of any attempted assignment or transfer, the Company shall have no further liability hereunder.

     9. Reorganization. The Company shall not merge or consolidate with any other organization or organizations until such organization or organizations expressly assume the duties of the Company herein set forth.

     10. Independence of Other Agreements. This agreement is hereby declared to be independent of the cumulative of any other retirement or deferred compensation plans now or hereafter adopted by the Company, and shall not, unless mutually agreed upon in writing, be supplanted or replaced by any other such plan or agreement.

     IN WITNESS WHEREOF, the parties have executed this agreement in duplicate original the day and year first above recited.


                               TYSON FOODS, INC.

                               BY:/s/ Leland Tollett
                                  ---------------------------------------
                                  Leland Tollett, President, CEO and Vice
                                  Chairman

ATTEST:

/s/ Mary Rush
- --------------------
Mary Rush, Secretary              /s/ Donald J Tyson
                                  ------------------
                                  Donald J Tyson


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